Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the inclusion of our opinion letter dated October 10, 2021 to the board of directors of Aspen Technology, Inc. (“AspenTech”) included in Annex I to the combined proxy statement/prospectus, which forms a part of Amendment No. 2 to the registration statement on Form S-4 (the “Registration Statement”), relating to the proposed transaction between Emerson Electric Co. and AspenTech, and (ii) the references to such opinion in such combined proxy statement/prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/J.P. MORGAN SECURITIES LLC
J.P. MORGAN SECURITIES LLC

March 18, 2022